Exhibit 99.1

Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Conference Call Transcript

PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Event Date/Time: Jan. 31. 2007 / 1:30PM PT

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

CORPORATE PARTICIPANTS

Deborah Stapleton

Pericom Semiconductor Corp. - Investor Relations

Angela Chen

Pericom Semiconductor Corp. - CFO

Alex Hui

Pericom Semiconductor Corp. - President and CEO

CONFERENCE CALL PARTICIPANTS

Krishna Shankar

JMP Securities - Analyst

Christian Schwab

Craig-Hallum Capital Group - Analyst

Richard Shannon

Northland Securities - Analyst

Jeff Meyers

Intrepid Capital - Analyst

Greg Weaver

Analyst

PRESENTATION

Operator

At this time, we’d like to thank all participants for holding and let you know you’ll be in a listen-only mode until the question-and-answer session of today’s program. Also, the call is being recorded. If you have any objections, you may disconnect. I’d like to turn the call over to Ms. Deborah Stapleton, who will introduce today’s speakers. Thank you, ma’am.

Deborah Stapleton - Pericom Semiconductor Corp. - Investor Relations

Thank you. Good afternoon and welcome to Pericom’s second quarter fiscal 2007 conference call. Our speakers today are Alex Hui, President and CEO, and Angela Chen, the CFO. Today, the company will discuss its financial results, comment on the industry and on Pericom’s business, and provide guidance for the third quarter. Certain matters discussed in the press release and on this conference call may contain forward-looking statements that involve risk and uncertainty. Therefore, we encourage you to review all filings made by the company with the Securities and Exchange Commission, particularly the risk factor sections of such filings. In accordance with regulations of fair disclosure, Pericom will continue to only provide guidance via its earning release and its conference calls. The company will not provide further guidance or updates during the quarter unless it does so via a press release.

Now, Angela will first discuss the financial performance for the quarter, and then Alex will give his comments on the industry and on Pericom’s business. Then he will provide future guidance. Angela?

Angela Chen - Pericom Semiconductor Corp. - CFO

Thanks. I will discuss our financial performance for the quarter. Revenues, consolidated net revenue for our second fiscal quarter were $30.8 million, including $13 million contributed by our FCP business. That revenue was flat from the first quarter and increased 17.4% over the same period last year. Some revenue statistics, including the following. Turns booking in the second quarter were in the mid 45% range, as expected. Our consolidated end-market shipments were computer 31%, communication 46%; consumer 17%; and other miscellaneous markets 6%.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Consolidated geographic distribution in the second quarter was domestic 12%, Asia 81%, Europe 4%, and Japan 3%. Sales in the domestic distribution channel were 4% of revenue. Sales in the foreign distribution channel were 36%. Sales directly into contract manufacturers were 32%, and the sales to OEMs were 28%.

Gross margin. Consolidated gross margin in the second quarter of fiscal 2007 were 34.6%, and the gross profit was $10.7 million, compared with 33.8% gross margin and the gross profit of $10.4 million in the first quarter, and the 35.4% gross margin and a gross profit of $9.3 million in the same quarter last year.

Operating expenses and operating income. We were pleased to deliver operating income of $1.7 million in the second quarter. This is the fifth quarter in a row the company has delivered an operating income. Operating expenses were $9 million in the second quarter of fiscal 2007, compared with $9.7 million in the first quarter, and $8.6 million in the second quarter of fiscal 2006. Operating expenses were down, primarily due to costs associated with our annual audit and the Sarbanes-Oxley compliance. Additionally, one of our plants shut down between Christmas and the New Year, further reducing operating expenses.

Our second quarter operating expenses included FAS 123(R) expenses, and for information purposes, the following amounts are included in our GAAP results. Included in the cost of goods sold was $39,000. Research and development expenses included $242,000. Sales, general, and administrative expense included $279,000, and total stock-based compensation expense was $560,000.

Other income and expenses. Consolidated other income and expense consisted mostly of the interest income, and it was $1.2 million. This compared with $1.3 million in the first quarter of fiscal 2007, and $912,000 in the second quarter of last year.

Equity in income of unconsolidated subsidiary. Equity in income from our subsidiaries unconsolidated mostly consisted of income related to an investment in Pericom Technology, Incorporated, in which Pericom owns approximately 44.3%. We recognized $121,000 of the equity investment in Q2, compared with $278,000 which was recognized in the previous quarter.

Income before taxes. Our fiscal 2007 second quarter profit before taxes was $2.9 million, compared with $2 million in the previous quarter, and $1.6 million in the second quarter 1 year ago.

Our effective tax rate was approximately 24.2%, which was lower than projected due to the “catch-up” of tax calculation for the R&D tax credit which was reinstated in December. This “catch-up” calculation was a credit of approximately $130,000.

Net income and EPS. Net income in the second quarter was $2.3 million, or $0.08 per diluted share, compared with $1.6 million, or $0.06 per diluted share in the previous quarter, and the net income of $1.4 million, or $0.05 per diluted share, in the second quarter of last year.

Balance sheet and other. Our total assets at the quarter end were $214.6 million versus $211 million the previous quarter. Our cash balance, including both short- and long-term liquid assets as of December 30, 2006, was $127.2 million versus $122.4 million the previous quarter. We used $971,000 to repurchase 102,000 shares of stock. Cash in the market for security per share are $127.2 million and 26.1 million shares. It’s $4.87 per share. And net book value per share is $7.26 per share. Net inventory decreased $794,000 during the quarter.

Now I will turn the call over to Alex to comment on our business and the industry.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Thank you, Angela. We are pleased to see strong sequential increase in our operating and net profit this quarter. Q2 revenue of $30.8 million was essentially flat compared with last quarter, and up 17.4% compared with the same period last year. The organic growth in calendar 2006 was within our original growth target of 15% to 20%. The growth was driven by increased adoption of our serial protocol interface solutions in key applications including HDMI, PCI Express, USC, and Gigabit Ethernet. With the strong momentum we are seeing in new product introduction and design-in activities, we feel positive about sustaining our revenue growth momentum in calendar 2007.

In Q2, our top five end customers were Cisco, Dell, HP, Intel, and EchoStar. These customers accounted for 24% of our total revenue. Cisco was the only 10% customer in the quarter. Gross margin of 34.6% was up 80 basis points compared with last quarter. Our core IC revenue was $817.8 million, up 1% compared with last quarter. Focus IC products mix went up from 61% of IC revenue to 66% this quarter. Our focus IC product families, which include analog switches, clocks and connect, all came in with higher revenues this quarter. On the other hand, revenue from our

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

legacy interface logic and digital switch products came down this quarter. From a market segment standpoint, we saw increased revenue contributions from notebooks and enterprise network.

We shipped about 900,000 units of HDMI switches in the quarter versus 1.4 million units last quarter. This decline was expected as shipments to TV customers usually peak in Q3. We expect HDMI unit shipments to ramp back up to more than 1 million units in this coming quarter. With the increasing adoption of HDMI in digital media platforms, we expect revenue contributions from digital video applications to double this year from a level of $3 million in last calendar year.

Revenue contribution from PCI Express related IC products came in slightly below $1 million, which was slightly lower than last quarter. This is due to some customers ordering products for pilot run last quarter and now waiting to go into volume production. As of today, Pericom has engaged over 250 customers on our PCI Express products, and we have very strong design activities. We expect our PCI Express revenue to ramp up nicely year to year in 2007.

Frequency control product revenue in the second quarter was $13 million, down 1% quarter to quarter.

On a consolidated basis, the revenue mix for our product families were IC 58%, consisting of analog switches 20%, digital switches 14%, SiliconClock 10%, connect 6%, interface 6%. And frequency control products, SaRonix and eCera, together combined total 42%.

I’ll make some comments on our new products introduced in Q2. We have covered the details of the product introduction in our earnings release. I would like to make some additional comments here.

We have seen very strong interest on our 9X130 PCI Express to PCI-X product. Early indications from benchmark comparisons conducted in-house, as well as the customer’s site, seem to indicate that our part has higher total performance and dissipates lower power. Within a few months of its introduction, this product has already gained Tier One customers design wins in environments where performance, small footprint, and power consumption are critical. The applications for this product will include service, IPC, HBA cards, graphics, and printers.

Pericom introduced a total of seven PCI Express switch and packet switch products in calendar 2006. We now have two bridges and one packet switch product certified on the PCISIG integrators list. We expect more part numbers will be added to the list in the next few months. We have identified opportunities that add up to over $10 million for these products. We expect our PCI Express bridge and packet switch products will begin to contribute revenue in the next quarter, and ramp up significantly in the second half of calendar 2007.

Earlier this month at CES in Las Vegas, we demonstrated our HDMI 1.3 solution and assembled it to a number of customers in Asia. We have scored some early design wins and expect to ship these products starting next quarter.

We see high-end digital TV models moving to three to four HDMI inputs. While two inputs, HDMI will be a standard on mid- to low-end models. Pericom is well positioned to support this entire spectrum. We have strong design activities on our focused products. Besides the PCI Express and HDMI products that I just mentioned, we are also seeing increasing adoption of our USB switches across major application platforms, including cell phones, printers, MP3 players, PDAs, notebooks, and digital cameras. Recently, China’s government has mandated USB interface in every cell phone. Overall, we continue to focus on providing the industry’s leading solutions for high-speed serial connectivity. We believe the industry migration from parallel versus serial bus is generating opportunities for billions of dollars of semiconductor content over time, and Pericom is well positioned to benefit from this once-in-a-decade opportunity.

Leveraging our core competence in signal switching and routing, signal conditioning, and frequency timing, we continue to expand our ASSP solutions for the key markets that we serve, including notebooks, servers, enterprise networks, telecom, and digital consumer. We expect to grow our revenue in key applications such as USB, Gigabit Ethernet, HDMI, and PCI Express this year, and migrate to other serial protocol standards over time.

I’ll now give the guidance for the fiscal Q3. We currently expect Q3 results to be as follows. Revenue, at $29.5 million to $31 million. Gross margin, about 35% to 36%. Operating expenses, including eCera and FAS 123 expenses, are expected to be approximately $9.3 million to $9.8 million. Expense is higher due to higher payroll expenses and resumption of FICA tax for higher compensated employees. And there’s no shutdown here this quarter. We also begin to see some SOX related expenses for bringing eCera, our subsidiary in Taiwan, to SOX compliances.

Other net income is expected to be approximately $1.1 million. Equity in net income of our unconsolidated subsidiaries will be approximately $100,000. As discussed previously, we are realizing contributions from PTI operations at 25% in Q2, and we also do so in Q3, until all previous losses applied to prior investments in PTI have been recovered. Our expectation is that our tax rate will be approximately 30%.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

This ends our prepared remarks. We will now go into q-and-a.

QUESTION AND ANSWER

Operator

[Operator Instructions.] Our first question comes from Krishna Shankar. Thank you.

Krishna Shankar - JMP Securities - Analyst

Yes, Alex and Angela, good quality quarter. Congratulations. And just a couple of questions. What do you see in terms of inventory among your customers and in the distribution channels for some of your focused IT products, and can you talk about what kind of an impact it’s having on your forecasting for Q1?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Our answer, We have looked at the inventory for both our Asian and Europe and domestic distributors, and our inventory for the quarter ending December was the same as the quarter ending September. So I think we are doing a pretty good job in controlling that.

Krishna Shankar - JMP Securities - Analyst

Okay. And then as you look at the frequency control products, what can we expect for that in terms of growth for the March quarter, what’s in the focused IT products?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

I think the frequency control products may be a little bit soft this quarter, because traditionally, looking at our subsidiary, eCera in Taiwan. Q1 tends to be a softer quarter.

Krishna Shankar - JMP Securities - Analyst

Okay. And can you repeat once again the revenue mix by end market, communications, computing, consumer and other for the quarter and for the year?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Just give me a second. Yes, for the quarter, computer was 31%, communications 46%, consumer 17%, and miscellaneous/others 6%.

Krishna Shankar - JMP Securities - Analyst

Okay, great. And my final question is that on the PCI Express and also the HDMI, the whole analog switch category, was that category taking you to grow at a much faster pace in calendar ‘07, and can you talk about the margins there for some products in PCI Express and USB switches and so on?

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes, definitely. As I mentioned toward the end of my call, we expect our PCI Express, HDMI, and USB and other revenue will all increase substantially, and the gross margin on these products are ranging from low 50% to mid 60% range.

Krishna Shankar - JMP Securities - Analyst

That’s great. Thank you very much.

Alex Hui - Pericom Semiconductor Corp. -President and CEO

Thank you.

Operator

Our next question comes from Christian Schwab.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Great. I just have a few housekeeping questions. I missed the top-line customers. I got Cisco and I got Dell and I got Hewlett-Packard and I missed the last two.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Intel and EchoStar.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Intel and EchoStar. Great. And then another housekeeping quick question. I missed the number of HDMI switches you sold.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

We shipped about 900,000 units.

Christian Schwab - Craig-Hallum Capital Group - Analyst

900,000 units. Great.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

And we expect to ramp back up to over 1 million units this quarter.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Great. And you broke out revenue, Alex, on HDMI in calendar ‘06 at about $3 million this year and then going into ‘07, expect that to be about $6 million, is that correct?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes, we mentioned we think we can double that.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Christian Schwab - Craig-Hallum Capital Group - Analyst

Right. Perfect. And then on PCI Express, with $1 million last quarter or slightly above, in 1 million, slightly less than 1 million, did we do about 2.5 million or 3 million this year in calendar ‘06?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Calendar ‘06 we are approaching 3 million total.

Christian Schwab - Craig-Hallum Capital Group - Analyst

This year. Okay. And then, you kind of implied that you would expect in calendar 2007 for that to ramp in the second half of the year and come in at about 10 million. Is that correct?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes, we’re looking in the ballpark $10 million for this calendar year, yes. We mentioned that in a couple of times before. We still stand by that goal.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Perfect. And then, as far as the USB business, if we looked at the USB business separate, it sounds like we’ve got some exciting things going on, in particular on the switch sites. It sounds like maybe for cell phones and notebooks and particular to China, who I think you said is going to mandate that all those cell phones have that. Can you just give us the same type of apples-to-apples there? In calendar ‘06, you shipped roughly, what?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Okay, fine. I think we’re probably looking close to $2 million, a little bit shy of $2 million.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Okay. And is that then, with the, would expect that to ramp to what in 2007?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

We could have a chance to ramp that to $3 million or $4 million this year.

Christian Schwab - Craig-Hallum Capital Group - Analyst

$3 million to $4 million? Okay. And as we get to the second half of the calendar year and the mix becomes tied to, the percentage of the mix increases, including these higher gross margin products, as we look to gross margins kind of from this area that we’re sitting at of 35% to 36%, is that something that - back to the envelope here. I’m trying to figure it out quickly. But kind of maybe 38%? Does that make sense?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes, I think that’s probably within the ballpark.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Christian Schwab - Craig-Hallum Capital Group - Analyst

Okay. Great. Thank you.

Operator

Our next question comes from Richard Shannon.

Richard Shannon - Northland Securities - Analyst

Oh, hi, Alex and Angela. How are you?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Good.

Angela Chen - Pericom Semiconductor Corp. - CFO

Fine.

Richard Shannon - Northland Securities - Analyst

Good. Just a couple quick questions on the financials. I was wondering if you could split out both the gross margins and operating margins by your FCP and your IC businesses.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

We really don’t break it out. We have not done that before, so we prefer not to break it out. We don’t want to get into a segment kind of situation. Yes, sorry about that, but needless to say, I think you know, we have an blended margin of 34.6, and operating margins this quarter is about close to 6%, 5% or 6%.

Angela Chen - Pericom Semiconductor Corp. - CFO

5.6%.

Richard Shannon - Northland Securities - Analyst

Alex, on gross margins, obviously, that’s one of the areas that you’re looking to move that up over time, over the next several quarters. It seems like you’re having on the aggregate level a little bit of difficulty bringing that up. The results always seem to be towards the low end of what you would expect at the beginning of the quarter. Can you kind of discuss what you think is going on there, and does this slow down the assumption of how fast you think you can grow that over the next couple of quarters?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

No, I think, as we mentioned last quarter in this call, we still have some of the legacy going on and that we are cleaning up some of our slow-moving and obsolete products. But we think we are coming to pretty close to the tail end of it, and so actually, if you look at, focused IC products this quarter, the mix has increased this quarter, so the gross margin before any inventory adjustment is actually up. So I think as we move through this inventory adjustment, we shall see a better momentum going forward.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Richard Shannon - Northland Securities - Analyst

When do you expect that to be over generally, Alex?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

I feel we might see a bit of tail end this quarter, but I certainly expect it will be over when we come to fiscal Q4.

Richard Shannon - Northland Securities - Analyst

Okay. Quick question on PTI. Can you just kind of go through what’s, what their performance looked like from their point of view in terms of revenue growth and profitability and [inaudible]?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

PTI slowed down somewhat in Q2, and we expect Q3 will also be slow because of their pretty strong tie to home appliance and consumer products, which tends to be a slow season. We expect they are going to ramp back up in the June quarter.

Richard Shannon - Northland Securities - Analyst

And when you mean slow, do you mean slow growth, or was there actually some decline during December or what you expect in March?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Actually, I think it has some decline in revenue.

Richard Shannon - Northland Securities - Analyst

Okay. Okay. And, Alex, last quarter you talked a little bit about your number of PCI Express revenues - or, excuse me, the number of PCI Express customers. And I think you mentioned a number of roughly 20 last quarter. Can you update us on what the total number of customers you have there, or important design wins, or however you want to look at it?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes, I think we’re probably up to the 25 to 27 range as of now. So we are picking up new customers this quarter, on the PCI Express to PCI I mentioned earlier. Within a few months of product introduction, we already gained a fair number of the Tier One design wins with our servers, our printers and graphics customers. And we expect them to begin to have some contribution in second half of this calendar year.

Richard Shannon - Northland Securities - Analyst

Okay.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Because the benchmark, came in real, real strong.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Richard Shannon - Northland Securities - Analyst

Okay, good. I will jump out of line. Thanks a lot, Alex.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Thank you.

Operator

Our next question comes from Jeff Meyers.

Jeff Meyers - Intrepid Capital - Analyst

Hey, guys. Most of my questions have been answered. Just Alex, you mentioned, I think it was 250 customers or design wins? How do you look at that for PCI Express?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Most of these customers that we have engaged in different forms. Either samples or collateral in different forms, yes.

Jeff Meyers - Intrepid Capital - Analyst

Great. And how does that compare with that same number last quarter, let’s say?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

I think last quarter we mentioned we were about 200. So picking up about 50 or 60 more contacts in this quarter.

Jeff Meyers - Intrepid Capital - Analyst

Yes, that’s it. Okay. That’s it for me. Thanks, guys.

Operator

[Operator Instructions.] Our next question comes from Krishna Shankar.

Krishna Shankar - JMP Securities - Analyst

Alex, I’m a little confused. You said you had 25 to 27 PCI Express customers or 200 - you know, there’s a number 250 also mentioned. Could you clarify these two numbers?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

We say we have come into contact with about 250 opportunities. Two-five-zero. Among those, we have realized as of today, 25 to 27 shipping customers.

Krishna Shankar - JMP Securities - Analyst

I see. Okay.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Alex Hui - Pericom Semiconductor Corp. - President and CEO

So two numbers, today we’re shipping out to about 25 to 27 customers.

Krishna Shankar - JMP Securities - Analyst

Okay. Great. And can you also talk about your opportunities for new in display port those as that starts to complement or supplement the HDMI and some PC-related applications?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

I think it’s pretty early; we are working closely with OEMs on that. But you still are going through a definition stage, we expect, from what we hear, that earliest DisplayPort product is going to hit the market, probably by the end of this year or early next year. So we don’t expect any revenue contributions from DisplayPort in calendar ‘07. But with the momentum we certainly think it’s very possible to be a significant factor when you come to digital monitors and the computers.

Krishna Shankar - JMP Securities - Analyst

Okay. And finally, can you talk about office [inaudible] for you in the storage area and serial storage sort of [inaudible] driver, or interconnect type products?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes, we had actually increased our storage business this quarter. Some of this is due to our IC products, but we also make a penetration into one disk drive customers with our frequency control products. So we’re quite happy about that, and we think that could be a significant opportunity for us going forward.

Krishna Shankar - JMP Securities - Analyst

Okay. And then, in terms of transitioning manufacturing here from Silicon Valley to eCera in Taiwan, is most of the manufacturing transitions essentially complete, now with the eCera ceramics subsidiary?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Actually, we have never done much of manufacturing, even for frequency control products in San Jose. But now actually that the transition after we acquired eCera is to move some of the loading that we have from other subs into eCera. That transition is still going on. You know, some of this is pending customer qualifications as we migrate our products from other subs to eCera, and we expect this process to be completed by the middle of this year.

Krishna Shankar - JMP Securities - Analyst

Okay. And are you starting to see some synergies in terms of getting higher margins in that business by coming up with custom solutions with your clock and quartz frequency [inaudible] products with higher margins getting designed in there now?

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes, actually, we have a number of opportunities in that, and I think they are coming to fruition, and also we begin to ship some of our high frequency products. That comes with our own silicon. And so, as a result, actually, we see our frequency control products gross margin begins to move up, and with that, this will probably be something that will continue to go up.

Krishna Shankar - JMP Securities - Analyst

Okay. And my final question I’ll ask you is how do you see the notebook market right now and the transition of the notebook market to PCI Express express cards and the impact, any impact you see from this?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

We expect it’s going to be a pretty healthy market this year, and we actually are seeing additional dollar content that we can address on some of the platforms. So we think it will possibly be a good year for us.

Krishna Shankar - JMP Securities - Analyst

Great. Thank you.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Thank you.

Operator

Our next question comes from Richard Shannon.

Richard Shannon - Northland Securities - Analyst

Hi, Alex. A quick follow-up on HDMI. You talked about your revenue opportunity and growth that you expect in dollar terms in ‘07 versus ‘06. Can you discuss that in any way in terms of, in the context of (a), looking at the higher number of inputs, three and four input possibilities? And also, you recently announced some active HDMI drivers. Can you talk about that growth in the context of those two products?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes, actually, you probably know last year we shipped a lot of switches, and recently we introduced some of what we call the active switch. And going forward, we see that both of them will be deployed. Likely some of the high-end models for U.S. for which we have longer cables to access, active switches will be deployed. Whereas in Asia, where we see smaller size TVs and smaller homes the transistor switch solution will probably still be very popular. We feel we really have a good menu for our customers to pick from. And actually, with some of the OEMs, I think we’re beginning to see those trends. They have American models, they have Latin American models, they have Asian models that they seem to have picked different parts for solution.

Richard Shannon - Northland Securities - Analyst

Okay, great. Thanks a lot, Alex.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Operator

Our next question comes from Christian Schwab.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Hey, Alex. Two quick follow-ups. On notebook, what percentage of your revenue was shipped into notebooks again in 2006?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

I think it was about 20 to 25.

Christian Schwab - Craig-Hallum Capital Group - Analyst

$20 million to $25 million?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Percent.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Twenty to 25 percent was the notebooks. And what is your current average dollar content per notebook?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Oh, we cost about a buck.

Christian Schwab - Craig-Hallum Capital Group - Analyst

About a dollar?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes.

Christian Schwab - Craig-Hallum Capital Group - Analyst

And then you talked about an additional dollar content in the notebook space? Where could we accent 2007?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

I think we could probably base off in the 20% to 30%. It all depends on the mix. The new opportunity we are seeing in notebooks, we include our UBS switches and also some of the digital video switches. And digital video, I think it has potential, but it is still new, so the final percentage of the dollar content mix will pretty much depend on how this ramps up over time.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Christian Schwab - Craig-Hallum Capital Group - Analyst

Okay. So that could be quite exciting if that industry continues to grow at 20% to 25% next year, compounded with a 20% to 30% increase in dollar content? Is that correct?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Right.

Christian Schwab - Craig-Hallum Capital Group - Analyst

So kind of revenue-wise, it would be a lot more exciting then.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

We could be seeing also for the existing solution, there could be some price erosion as well, so it could offset some of the growth.

Christian Schwab - Craig-Hallum Capital Group - Analyst

So in aggregate, let’s assume there’s always price erosion, unfortunately, so when you say increased dollar content, does increased dollar content mean that we exit next year at $1.20 to $1.30, or does that increased dollar content mean this is what we do year in, year out, and we hope to have stable to slightly increased absolute dollars exiting the year minus price erosion?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

I think we’ll come out looking at dollar changes, assuming a reasonable price erosion, the market gets more competitive, we could see that in the coming down here somewhat.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Right. And then, you mentioned to one of the previous callers a new disk drive customer. Is that correct?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes.

Christian Schwab - Craig-Hallum Capital Group - Analyst

With the frequency control product. Can you tell me what that product does?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Oh, this is essentially a crystal. That essentially go together with the disk drive chip set to provide a reference frequency.

Christian Schwab - Craig-Hallum Capital Group - Analyst

And are you selling that directly to the hard disk drive customer or are you ship - ?

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes.

Christian Schwab - Craig-Hallum Capital Group - Analyst

You are. So you got that one tied up. Can you elaborate on whether that’s a desktop application or a notebook drive or an enterprise drive or a micro drive?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

I believe it’s going to a PC. I don’t believe it’s going to the server. But certainly, this is the very beginning, and there’s other opportunities there that we’re looking at.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Okay, so in the desktop side. So is it, can you tell us who it is?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

No.

Christian Schwab - Craig-Hallum Capital Group - Analyst

No? Okay. What’s the dollar content?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

I would say maybe about $0.30.

Christian Schwab - Craig-Hallum Capital Group - Analyst

About $0.30.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Is it a guy in the United States?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Sorry. Can’t comment.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

Christian Schwab - Craig-Hallum Capital Group - Analyst

Okay. All right. Thanks, Alex. That’s all I have.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Yes.

Operator

Our next question comes from Greg Weaver.

Greg Weaver Analyst

All right. Just one question left. What percent of the guidance is in backlog at this point, and how does that compare to the prior quarter?

Alex Hui - Pericom Semiconductor Corp. - President and CEO

We are looking at mid 50% range. That will be a few percent higher than what we had last quarter.

Greg Weaver Analyst

Okay. Thank you.

Operator

[Operator Instructions.] And we’re showing no questions.

Alex Hui - Pericom Semiconductor Corp. - President and CEO

Okay, yes. I’d really like to thank all of you for participating on the call and the many questions that you have, and we will be presenting at the Roth Conference on February 20 in Dana Point, California. And we hope to see many of you there. Please let us know if you’d like to arrange a meeting during that time or some time in the quarter. So again, thank you for your participation, and I wish all of you a nice afternoon. Thank you.

Operator

This concludes today’s conference call. You may disconnect at any time.

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Jan. 31. 2007 / 1:30PM PT, PSEM - Q2 2007 Pericom Semiconductor Earnings Conference Call

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